UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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                               Delta Apparel, Inc.
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                (Name of Registrant as Specified In Its Charter)


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


DELTA APPAREL RECEIVES SUPPORT FOR CURRENT BOARD FROM ISS, NATION'S LEADING INDEPENDENT VOTING ADVISORY FIRM

Duluth, Georgia, October 19, 2000                         Contact:  Herb Mueller
                                                                    678-775-6948

Delta Apparel, Inc. (AMEX: DLA) today reported that Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, has recommended that its subscribers vote FOR the re-election of Delta Apparel's director nominees and reject the slate of nominees proposed by Bettis Rainsford at its November 7, 2000 annual meeting of shareholders.

In its analysis, ISS said, "The recent announcement of Delta Apparel's strong results for the quarter ended Sept. 30, 2000, rebuts any claim that the spun-off company is unable or unlikely to compete successfully in the industry. Providing further support to this position is the market's enthusiastic response to Delta Apparel's first quarter results; on the day of the numbers' release, the company's stock price closed at $16.25 per share, up 28.7 percent from the day before. The company's stock price is now 54 percent higher than its average trading price since the spinoff. In short, Delta Apparel's future looks bright, and there appears to be little reason, from a financial perspective, to endorse a potentially disruptive changeover in the majority of the board."

ISS further stated, "We conclude that current circumstances do not warrant the drastic action of removing a majority of Delta Apparel's current board in favor of a largely untried dissident group with limited experience in the apparel industry. In particular, the company's strong performance and improving stock price militate against election of the dissident nominees (such performance is particularly compelling given the company's short operating history as an independent company)."

In addition, ISS also recommended that its subscribers vote AGAINST Rainsford's proposal to limit the amount of employee bonuses, stating, "while we note that the total cash compensation paid to Delta Apparel's officers appears to be somewhat higher than that paid to the company's competitors, we recognize that the company's performance over the past year appears to have warranted rewarding management."

Institutional Shareholder Services, based in Rockville, Md., is an independent advisor to more than 500 institutional shareholders on corporate governance and proxy voting matters, including proxy contests, management and shareholder resolutions, and other shareholder-related issues.

Delta Apparel encourages its shareholders to promptly sign, date and return their WHITE proxy cards by November 2, 2000. If you cannot send your proxy card by regular mail in time to be received by November 6, 2000, you may fax your card to 212/440-9009. If you need assistance with voting your shares, you may call Georgeson Shareholder Communications Inc. toll-free at 800-223-2064.